Exhibit 107
Calculation of Filing Fee Tables
Form
S-4
(Form Type)
LIONSGATE STUDIOS HOLDING CORP.
LIONS GATE ENTERTAINMENT CORP.
(Exact Names of
Co-Registrants
as Specified in each of their Charters)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	New Lionsgate Class A shares, no par value per share, and New Lionsgate Class C preferred shares, no par value per share, issued in respect of the Initial Share Exchange by holders of LGEC Class A common shares, no par value per share	Other	172,165,994 (1)	$7.71	$698,975,705.57 (2)	0.0001531	$107,013.19 (3)
	Equity	New Lionsgate Class B shares, no par value per share, and New Lionsgate Class C preferred shares, no par value per share, issued in respect of the Initial Share Exchange by holders of LGEC Class B common shares, no par value per share	Other	385,224,624 (4)	$6.87	$1,430,857,180.80 (5)	0.0001531	$219,064.24 (3)
	Equity	New Lionsgate new common shares, no par value per share, issued in respect of outstanding SEAC Options	Other	2,200,000 (6)	$6.88	$15,136,000.00 (7)	0.0001531	$2,317.33 (3)
	Equity	New Lionsgate new common shares, no par value per share, issued in respect of the share exchange by holders of LG Studios common shares, no par value per share	Other	8,660,436 (8)	$6.88	$59,583,799.68 (9)	0.0001531	$9,122.28 (3)(9)
Fees Previously Paid	Equity	Starz common shares, no par value per share, and New Lionsgate new common shares, no par value per share, issued in respect of the Second Share Exchange by holders of LGEC Class A common shares, no par value per share	Other	192,533,716 (10)	$7.70	$697,133,378 (11)	0.0001531	$106,732 (3)
	Equity	Starz common shares, no par value per share, and New Lionsgate new common shares, no par value per share, issued in respect of the Second Share Exchange by holders of LGEC Class B common shares, no par value per share	Other	376,428,234 (12)	$6.79	$1,384,589,803 (13)	0.0001531	$211,981 (3)
	Equity	New Lionsgate new common shares, no par value per share, issued in respect of the share exchange by holders of LG Studios common shares, no par value per share	Other	280,020,788 (14)	$7.03	$2,029,429,005 (15)	0.0001531	$310,706 (3)
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Total Offering Amounts						$2,204,552,686.05		$337,517.01
Total Fees Previously Paid								$629,419.00
Total Fee Offsets								$0
Net Fee Due								$337,517.01

(1)
Represents the estimated maximum number of common shares, no par value per share (the “New Lionsgate Class A shares”), of Lionsgate Studios Holding Corp. (“New Lionsgate”), a newly incorporated entity formed under the laws of the Province of British Columbia and a wholly-owned subsidiary of Lions Gate Entertainment Corp. (“Lionsgate”), that may be issued to holders of Class A voting common shares (the “LGEC Class A common shares”) of Lionsgate in connection with the Initial Share Exchange (as defined in the joint proxy statement/prospectus included in this Registration Statement on Form
S-4,
the “joint proxy statement/prospectus”) based on the product of (a) the sum of (i) 83,691,063, the number of LGEC Class A common shares outstanding as of January 23, 2025, (ii) 98,319, the number of LGEC Class A common shares issuable in respect of outstanding awards of restricted stock units as of January 23, 2025, (iii) 2,183,112 the number of LGEC Class A common shares issuable in respect of options to purchase LGEC Class A common shares (excluding performance-based vesting awards) that were issued by Lionsgate outstanding as of January 23, 2025 and (iv) 110,503, the number of LGEC Class A common shares issuable in respect of performance-based vesting stock options to purchase LGEC Class A common shares that were issued by Lionsgate and outstanding as of January 23, 2025, multiplied by
(b) the sum of (x) 1, the number of New Lionsgate Class A shares to be issued in connection with the Initial Share Exchange and (y) 1, the number of preferred shares, no par value per share (the “New Lionsgate Class C preferred shares”), of New Lionsgate to be issued to holders of LGEC Class A common shares in connection with the Initial Share Exchange.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the “Securities Act”), and calculated in accordance with Rules 457(c), 457(f) and 457(h) under the Securities Act. Such amount was calculated based upon the market value of the LGEC Class A common shares as follows: the sum of
(a) the product of (i) 83,789,382 (the sum of items (a)(i) and (a)(ii) in footnote 1 above)
multiplied by
(ii) $7.71, the average of the high and low prices per LGEC Class A common share as reported on the New York Stock Exchange on January 23, 2025 and (b) the product of (i) 2,293,615 (the sum of items (a)(iii) and (a)(iv) in footnote 1 above, which is the number of LGEC Class A common shares issuable in respect of options to purchase shares of LGEC Class A common shares of Lionsgate that were issued and outstanding as of January 23, 2025), multiplied by
(ii) $23.09, the weighted average exercise price of such options as of January 23, 2025.

(3)	Calculated in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.
(4)
Represents the estimated maximum number of common shares, no par value per share (the “New Lionsgate Class B shares”), of New Lionsgate that may be issued to holders of Class B non-voting
common shares (the “LGEC Class B common shares”) of Lionsgate in connection with the Initial Share Exchange based on the product of (a) the sum of
(i) 156,787,848, the number of LGEC Class B common shares outstanding as of January 23, 2025, (ii) 10,069,822, the number of LGEC Class B common shares issuable in respect of outstanding awards of restricted stock units as of January 23, 2025, (iii) 9,788,678, the number of LGEC Class B common shares issuable in respect of outstanding performance-based awards of restricted stock units as of January 23, 2025, (iv) 11,224,717, the number of LGEC Class B common shares issuable in respect of options to purchase LGEC Class B common shares (excluding performance-based vesting awards) that were issued by Lionsgate outstanding as of January 23, 2025 and (v) 4,741,247, the number of LGEC Class B common shares issuable in respect of performance-based vesting stock options to purchase LGEC Class B common shares that were issued by Lionsgate outstanding as of January 23, 2025, multiplied by
(b) the sum of (x) 1, the number of, New Lionsgate Class B shares to be issued in connection with the Initial Share Exchange and (y) 1, the number of New Lionsgate Class C preferred shares to be issued to holders of LGEC Class B common shares in connection with the Initial Share Exchange.

(5)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c), 457(f) and 457(h) under the Securities Act. Such amount was calculated based upon the market value of the LGEC Class B common shares as follows: the sum of
(a) the product of (i) 176,646,348 (the sum of items (a)(i) through (a)(iii) in footnote 4 above), multiplied by
(ii) $6.87, the average of the high and low prices per LGEC Class B common share as reported on the New York Stock Exchange on January 23, 2025 and (b) the product of (i) 15,965,964 (the sum of items (a)(iv) and (a)(v) in footnote 4 above, which is the number of LGEC Class B common shares issuable in respect of options to purchase LGEC Class B common shares of Lionsgate that were issued and outstanding as of January 23, 2025), multiplied by
(ii) $13.61, the weighted average exercise price of such options as of January 23, 2025.

(6)
Represents the estimated maximum number of Lionsgate Studios Holding Corp. common shares, no par value per share (the “New Lionsgate new common shares”) that may be issued in connection with the Transactions described in the joint proxy statement/prospectus to all holders of certain stock options (the “SEAC Options”) of Lionsgate Studios Corp. (“LG Studios”), calculated as the product of (a) up to 2,200,000 common shares, no par value per share (the “LG Studios common shares”) of LG Studios issuable upon exercise of the SEAC Options, multiplied by
(b) 1, the maximum number of New Lionsgate new common shares to be issued in connection with the Transactions.

(7)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Such value equals the product of (a) up to 2,200,000 shares of common stock of LG Studios issuable upon exercise of the SEAC Options, multiplied by (b) $6.88, the average of the high and low prices per LG Studios common share as reported on the Nasdaq Global Select Market on January 23, 2025.

(8)
Represents the estimated maximum number of New Lionsgate new common shares that may be issued in connection with the Transactions described in the joint proxy statement/prospectus to all holders of LG Studios common shares, calculated as (A) the product of (a) 288,681,224, the number of LG Studios common shares outstanding as of January 23, 2025, multiplied by
(b) 1, the maximum number of New Lionsgate new common shares to be issued in connection with the Transactions less
(B) (x) 280,020,788, the number of New Lionsgate new common shares multiplied by
(y) 0.97, included by the Registrants in connection with the filing of the Registration Statement on Form S-4 (File No. 333-282630) filed with the Securities and Exchange Commission on December 31, 2024. The Registrants previously paid $310,706 in respect of these LG Studios common shares based on such maximum number of New Lionsgate new common shares of 280,020,788 as reflected in the “Fees Previously Paid.”

(9)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Such value equals the product of (A) (a) 288,681,224, the number of LG Studios common shares outstanding as of January 23, 2025, less
(b) 280,020,788, the number of New Lionsgate new common shares included by the Registrants in connection with the filing of the Registration Statement on Form S-4 (File No. 333-282630) filed with the Securities and Exchange Commission on December 31, 2024
multiplied by
(B) $6.88, the average of the high and low prices per LG Studios common share as reported on the Nasdaq Global Select Market on January 23, 2025.

(10)
Represents the estimated maximum number of common shares, no par value per share (the “Starz common shares”), of Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.) (“Starz”) and New Lionsgate new common shares that may be issued to holders of LGEC Class A common shares in connection with the Transactions based on the product of (a) the sum of
(i) 83,567,087, the number of LGEC Class A common shares outstanding as of June 30, 2024, (ii) 91,849, the number of LGEC Class A common shares issuable in respect of outstanding awards of restricted stock units as of September 30, 2024, (iii) 2,183,112, the number of LGEC Class A common shares issuable in respect of options to purchase LGEC Class A common shares (excluding performance-based vesting awards) that were issued by Lionsgate outstanding as of June 30, 2024 and (iv) 110,503, the number of LGEC Class A common shares issuable in respect of performance-based vesting stock options to purchase LGEC Class A common shares that were issued by Lionsgate outstanding as of June 30, 2024, multiplied by
(b) the sum of (x) 1.12, the number of Starz common shares to be issued to holders of LGEC Class A common shares in connection with the Second Share Exchange and (y) 1.12, the number of New Lionsgate new common shares to be issued to holders of LGEC Class A common shares in connection with the Second Share Exchange. In the Initial Share Exchange, holders of LGEC Class A common shares will first receive, in exchange for each LGEC Class A common share that they hold, one New Lionsgate Class A share, together with one New Lionsgate Class C preferred share. Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A common share in the Initial Share Exchange, 1.12 New Lionsgate new common shares and 1.12 Starz common shares.

(11)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the “Securities Act”), and calculated in accordance with Rules 457(c), 457(f) and 457(h) under the Securities Act. Such amount was calculated based upon the market value of the LGEC Class A common shares as follows: the sum of
(a) the product of (i) 83,658,936 (the sum of items (a)(i) and (a)(ii) in footnote 1 above)
multiplied by
(ii) $7.70, the average of the high and low prices per LGEC Class A common share as reported on the New York Stock Exchange on October 7, 2024 and (b) the product of (i) 2,293,615 (the sum of items (a)(iii) and (a)(iv) in footnote 1 above, which is the number of LGEC Class A common shares issuable in respect of options to purchase shares of LGEC Class A common shares of Lionsgate that were issued and outstanding as of September 30, 2024), multiplied by
(ii) $23.09, the weighted average exercise price of such options as of September 30, 2024.

(12)
Represents the estimated maximum number of Starz common shares and New Lionsgate new common shares that may be issued to holders of LGEC Class B common shares in connection with the Transactions based on the product of (a) the sum of
(i) 152,271,223, the number of LGEC Class B common shares outstanding as of June 30, 2024, (ii) 10,277,014, the number of LGEC Class B common shares issuable in respect of outstanding awards of restricted stock units as of September 30, 2024, (iii) 10,033,043, the number of LGEC Class B common shares issuable in respect of outstanding performance-based awards of restricted stock units as of September 30, 2024, (iv) 10,891,590, the number of LGEC Class B common shares issuable in respect of options to purchase LGEC Class B common shares (excluding performance-based vesting awards) that were issued by Lionsgate outstanding as of June 30, 2024 and (v) 4,741,247, the number of LGEC Class B common shares issuable in respect of performance-based vesting stock options to purchase LGEC Class B common shares that were issued by Lionsgate outstanding as of June 30, 2024, multiplied by
(b) the sum of (x) 1, the number of Starz common shares to be issued to holders of LGEC Class B common shares in connection with the Second Share Exchange and (y) 1, the number of New Lionsgate new common shares to be issued to holders of LGEC Class B common shares in connection with the Second Share Exchange. In the Initial Share Exchange, holders of LGEC Class B common shares will first receive, in exchange for each LGEC Class B share that they hold, one New Lionsgate Class B share, together with one New Lionsgate Class C preferred share. Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one New Lionsgate new common share and one Starz common share.

(13)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c), 457(f) and 457(h) under the Securities Act. Such amount was calculated based upon the market value of the LGEC Class B common shares as follows: the sum of
(a) the product of (i) 172,581,280 (the sum of items (a)(i) through (a)(iii) in footnote 4 above), multiplied by
(ii) $6.79, the average of the high and low prices per LGEC Class B common share as reported on the New York Stock Exchange on October 7, 2024 and (b) the product of (i) 15,632,837 (the sum of items (a)(iv) and (a)(v) in footnote 4 above, which is the number of LGEC Class B common shares issuable in respect of options to purchase shares of LGEC Class B common shares of Lionsgate that were issued and outstanding as of September 30, 2024), multiplied by
(ii) $13.61, the weighted average exercise price of such options as of September 30, 2024.

(14)
Represents the estimated number of New Lionsgate new common shares that may be issued in connection with the Transactions described in the joint proxy statement/prospectus to all holders of LG Studios common shares, calculated as the product of (a) 288,681,224, the number of LG Studios common shares outstanding as of September 30, 2024, multiplied by
(b) 0.97, the number of New Lionsgate new common shares to be issued in connection with the Transactions described in the joint proxy statement/prospectus.

(15)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Such value equals the product of (a) 288,681,224, the number of LG Studios common shares outstanding as of September 30, 2024, multiplied by
(b) $7.03, the average of the high and low prices per LG Studios common share as reported on the Nasdaq Global Select Market on October 7, 2024.